Exhibit 10.1
KKR REAL ESTATE FINANCE TRUST INC.

DIRECTORS AND OFFICERS DEFERRAL PLAN

1.          Purpose.  The purpose of the KKR Real Estate Finance Trust Inc. Directors and Officers Deferral Plan (the “Plan”) is to attract and retain the services of experienced individuals to serve as officers of the Company and/or on the Board by providing them with opportunities to defer income taxes on certain equity compensation.

2.          Definitions.  Unless otherwise defined in the Plan, capitalized terms used in the Plan shall have the meanings assigned to them in the Incentive Plan.

(a)         “Deferral Account” means a notional bookkeeping account maintained for each Participant reflecting deferrals made under the Plan.

(b)         “Deferred Stock Unit” means an unsecured promise to deliver one share of Common Stock on the applicable settlement date of such unit.

(c)         “Dividend Equivalent Rights” means any dividend equivalent rights granted in connection with any Restricted Stock Unit pursuant to Section 9(d) (ii) of the Incentive Plan.

(d)         “Election Form” means the form of election established for the purpose of making deferrals under the Plan that is executed by such Participant and filed with the Company.

(e)         “Eligible Director” means each member of the Board who is not an employee of the Company or any other member of the Company Group.

(f)         “Eligible Officer” means each officer of the Company or, subject to designation by the Committee in its sole discretion, any manager or officer of the Company’s external manager, KKR Real Estate Finance Manager LLC.

(g)         “Eligible Person” means an Eligible Director or Eligible Officer, as applicable.

(h)         “Incentive Plan” means the Amended and Restated KKR Real Estate Finance Trust Inc. 2016 Omnibus Incentive Plan, as may be amended from time to time.

(i)          “Participant” means each Eligible Person who makes a deferral under the Plan.

3.          Eligibility.  Unless otherwise determined by the Committee, each Eligible Person shall be entitled to participate in the Plan.

4.          Administration.

(a)         The Plan shall be administered by the Committee.  Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Eligible Persons for participation; (ii) determine the terms and conditions of any deferral made under the Plan; (iii) interpret and administer the Plan and any instrument or agreement relating to, or deferral made under, the Plan; (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (v) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  To the extent legally permitted, the Committee may, in its discretion, delegate to one or more officers of the Company any or all authority and responsibility to act with respect to administrative matters relating to the Plan.  The determination of the Committee on all matters within its authority relating to the Plan shall be final, conclusive and binding upon all Persons, including but not limited to the Company, its shareholders and the Participants.

(b)         Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, administer the Plan.  In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.          Deferrals under the Plan.

(a)         Deferral Elections.

(i)          An Eligible Person may elect to defer receipt of all or a portion of any shares of Common Stock issuable upon vesting of any Restricted Stock Unit granted to such Eligible Person, in 25% increments. Notwithstanding the foregoing, no Dividend Equivalent Right applicable to any Restricted Stock Unit will be subject to deferral hereunder.

(ii)         A Participant’s deferral election shall be made pursuant to an Election Form.  Each Election Form will remain in effect until superseded or revoked pursuant to this Section 5, and will require a Participant to specify:

(A)         the portion of shares of Common Stock issuable upon vesting of any Restricted Stock Unit that will be deferred into a Participant’s Deferral Account under the Plan; and

(B)          the time at which the amounts credited to such Participant’s Deferral Account in connection with the Election Form will be distributed.

(iii)        An Election Form relating to Restricted Stock Units must be completed and filed with the Company prior to the beginning of the calendar year during which such Restricted Stock Units may be granted. Notwithstanding the foregoing, an Election Form filed with the Company by a Participant within 30 days after such Participant first becomes an Eligible Person may apply to Restricted Stock Units that relate to services performed following the date on which such Participant executes such Election Form.

(b)        A Participant who has an Election Form on file with the Company may execute and file with the Company a subsequent Election Form at any time.  Such subsequent Election Form shall apply to any Restricted Stock Units granted to such Participant following the end of the year in which such subsequent Election Form is executed.  A Participant may also revoke an Election Form at any time by providing written notice to the General Counsel of the Company.  Such revocation shall apply to any Restricted Stock Units granted to such Participant following the end of the year in which such notice is provided.

(c)         A Participant may elect to redefer the issuance of shares of Common Stock upon distribution from such Participant’s Deferral Account to a time following the time specified on the applicable Election Form; provided, that any such redeferral (i) will not take effect for at least 12 months after the date on which the redeferral election is made; (ii) must defer the distribution for at least five years from the date the original distribution would have otherwise been made; and (iii) must be made at least 12 months before the date the distribution would have otherwise been made under the applicable Election Form.  Any redeferral election that does not satisfy the applicable foregoing requirements will be invalid, null, and void, and the payment schedule set forth in such previous Election Form shall control.  Such redeferral election shall be made in the form of a document established for such purpose by the Committee that is executed by such Participant and filed with the General Counsel of the Company.

6.          Deferral Accounts.

(a)         The Company shall maintain a Deferral Account on behalf of each Participant and shall make additions to and subtractions from such Deferral Account as provided herein. Sub‑accounts may be created to reflect deferrals under the Plan relating to any calendar year.

(b)         All shares of Common Stock issuable upon vesting of any Restricted Stock Unit that have been deferred under the Plan pursuant to an Election Form shall be credited to the Participant’s Deferral Account as a number of Deferred Stock Units equal to the number of shares of Common Stock so deferred.

(c)         Deferred Stock Units credited to a Participant’s Deferral Account shall be entitled to dividend equivalent payments upon payment by the Company of dividends on shares of Common Stock in the same form and in an amount equal to the amount of such dividends and shall not be subject to deferral under the Plan.

(d)         Deferred Stock Units credited to a Participant’s Deferral Account shall be awarded under and remain subject to the terms of the Incentive Plan, including, without limitation, Section 12 thereof in connection with any Adjustment Event.

7.          Timing and Form of Distribution.

(a)         Subject to this Section 7, at the time specified on the applicable Election Form, the Participant shall receive a number of shares of Common Stock equal to the number of Deferred Stock Units initially credited to the Participant’s Deferral Account in connection with such Election Form, and the Company shall debit the Participant’s Deferral Account accordingly.

(b)         The Committee, in its sole discretion, may accelerate the distribution of all or a portion of a Participant’s Deferral Account if such Participant experiences an unforeseeable emergency or hardship, provided that such distribution complies with Section 409A of the Code.

(c)         Notwithstanding anything contained in the Plan to the contrary, the entirety of a Participant’s Deferral Account shall be distributed in accordance with subsection (a) above upon a Change in Control or such Participant’s death.

8.          General Provisions Applicable to Deferrals.

(a)         Except as may be permitted by the Committee, (i) no deferral and no right under such deferral shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 8(b) hereunder and (ii) during a Participant’s lifetime, each deferral, and each right under such deferral, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative.  The provisions of this Section 8(a) shall not apply to any deferral that has been distributed to a Participant.

(b)        A Participant may make a written designation of beneficiary or beneficiaries to receive all or part of the distributions under this Plan in the event of death at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.  Any shares of Common Stock that become payable upon a Participant’s death, and as to which a designation of beneficiary is not in effect, will be distributed to the Participant’s estate.

(c)         Following distribution of shares of Common Stock, the Participant will be the beneficial owner of the net shares of Common Stock issued and will be entitled to all rights and privileges of a stockholder with respect thereto.

9.          Amendments and Termination.

(a)        The Committee, in its sole discretion, may amend, suspend or discontinue the Plan or any deferral at any time; provided, that no such amendment, suspension or discontinuance shall reduce the accrued benefit of any Participant except to the extent necessary to comply with applicable law.  The Committee further has the right, without a Participant’s consent, to amend or modify the terms of the Plan and such Participant’s deferral to the extent that the Committee deems it necessary to avoid adverse or unintended tax consequences to such Participant under federal, state or local income tax laws.

(b)        The Committee, in its sole discretion, may terminate the Plan at any time, as long as such termination complies with then applicable tax and other requirements.

(c)        Such other changes to deferrals shall be permitted and honored under the Plan to the extent authorized by the Committee and consistent with Section 409A of the Code.

10.        Miscellaneous.

(a)         No Eligible Person or other Person shall have any claim to be entitled to make a deferral under the Plan, and there is no obligation for uniformity of treatment of Participants or beneficiaries under the Plan.  The terms and conditions of deferrals under the Plan need not be the same with respect to each Participant.

(b)        The opportunity to make a deferral under the Plan shall not be construed as giving a Participant the right to be retained in the service of the Board or the Company.  A Participant’s deferral under the Plan is not intended to confer any rights on such Participant except as set forth in the Plan and the applicable Election Form.

(c)         Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)         If any provision of the Plan or any Election Form is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or deferral, or would disqualify the Plan or any deferral under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or such Election Form, such provision shall be stricken as to such jurisdiction, person or deferral, and the remainder of the Plan and such Election Form shall remain in full force and effect.

11.        Effective Date of the Plan.  The Plan shall be effective as of the date on which the Plan is adopted by the Board.

12.        Unfunded Status of the Plan.  The Plan is unfunded.  The Plan, together with the applicable Election Form, shall represent at all times an unfunded and unsecured contractual obligation of the Company.  Each Participant and beneficiary will be an unsecured creditor of the Company with respect to all obligations owed to them under the Plan.  No Participant or beneficiary will have any interest in any fund or in any specific asset of the Company of any kind, nor shall such Participant or beneficiary or any other person have any right to receive any payment or distribution under the Plan except as, and to the extent, expressly provided in the Plan and the applicable Election Form.  Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide payments required under the Plan shall not serve in any way as security to any Participant or beneficiary for the Company’s performance under the Plan.

13.        Tax Withholding.  A Participant shall be required to pay to the Service Recipient or any other member of the Company Group, and the Service Recipient or any other member of the Company Group shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property issuable or deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding or any other applicable taxes in respect of settlement of any Deferred Stock Units and to take such other action as may be necessary in the opinion of the Company or any other member of the Company Group to satisfy all obligations for the payment of such withholding or any other applicable taxes.

14.        Section 409A of the Code.  With respect to deferrals that are subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Election Form shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly.  If any provision of the Plan or any term or condition of any Election Form would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.  Notwithstanding anything in the Plan to the contrary, distributions may only be made under the Plan upon an event and in a manner permitted by Section 409A of the Code, and all payments to be made upon termination of a Participant’s service from the Board under this Plan may only be made upon a “separation from service” under Section 409A of the Code.  If any Participant is a “specified employee” under section 409A of the Code (as determined by the Committee) and if the Participant’s distribution under the Plan is to commence, or be paid upon, separation from service, payment of the distribution shall be delayed for a period of six months after the Participant’s separation date, if required pursuant to Section 409A of the Code.  If payment is delayed, the accumulated postponed amount shall be paid within 10 days after the end of the six-month period following the date on which the Participant separates from service.

15.        Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to contracts made and performed wholly within the State of Maryland, without giving effect to the conflict of laws provisions thereof.